INCORPORATED UNDER THE LAWS OF THE

STATE OF NEW YORK



NUMBER
FB-1

SHARES
272,636

METROPOLITAN BANK HOLDING CORP.

New York, New York

FULLY PAID AND NON-ASSESSABLE
SERIES F, CLASS B NON-VOTING PREFERRED STOCK, PAR VALUE $0.01 PER SHARE

This Certifies that Endicott Opportunity Partners IV, L.P. is the registered holder of TWO HUNDRED SEVENTY TWO THOUSAND SIX HUNDRED THIRTY SIX Shares

transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this 12th day of August A.D. 2016

Mark R. DeFazio, President

Sangeeta Kishore, Secretary

CERTIFICATE
FOR
SHARES

OF

ISSUED TO

DATED

For Value Received, ______ *hereby sell, assign and transfer unto* __________________________________

__________________________________ *Shares represented by the within Certificate, and do hereby irrevocably constitute and appoint*

__________________________________ *Attorney to transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises.*

Dated ____________________

In presence of

____________________ ____________________

NOTICE. THE SIGNATURE OF THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.